UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M STREET GALLERY, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

5990

(Primary Standard Industrial Classification Code Number)

45-1443512

(I.R.S. Employer Identification No.)

815 W. Boynton Beach Blvd. 4-101, Boynton Beach FL 33437

561-200-7721

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Reinhold Mackenroth

815 W. Boynton Beach Blvd. 4-101, Boynton Beach FL 33437

561-828-3287 FAX

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, a non accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the exchange Act (Check One):

Large accelerated filer [ ]

Non-accelerated filer [ ]

(Do not check if a smaller reporting company)

Accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE (1)

Title of class of securities to be registered	Number of shares being registered	Price of each share	Aggregate Offering Price	Amount of Registration Fee
Common Stock	81,000.10		$8,100	$.94(1)

  Estimated solely for the purpose of calculating the registration fee, as relied upon in Rule 457, and using the current fee rate table provided at a rate of $.0001161 per US dollar.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Prospectus

M STREET GALLERY, INC.

81,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 81,000 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document. The Company is not offering any securities for sale and is not receiving any proceeds from this offering. The stockholders will sell at a price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market. We intend to have our stock quoted on the OTCBB. There is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that we will find a market maker willing to file such an application. Even if a market maker is willing to file the application there is no assurance that the selling shareholders will sell their shares or that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board. The current absence of a public market for our common stock may make it difficult to sell shares of our common stock that you own.

If and when such time our stock is quoted on the OTCBB, the securities will be priced at prevailing market prices or at privately negotiated prices. The selling security holders may offer their shares at those prevailing market prices or privately negotiated prices. The Company will pay all expenses of registering the securities. Our fiscal year end date is April 30.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 12, 2011

TABLE OF CONTENTS

  Summary Information 4
  Risk Factors Particular to M Street Gallery, Inc. 6
      Our Success is Heavily Dependent Upon the Continued Participation of Reinhold Mackenroth our only Officer and Director, if we lose him our business will have no management.
      Mr. Mackenroth, our only officer and director, owns more than 94 percent of the Companys common stock, following this offering and may approve or take actions that may be adverse to your interests.
      If customers do not accept Internet Marketplace for art work Via the Internet, we will not generate enough revenue to operate.
      Reinhold Mackenroth, our only Officer and Director will only participate 80% of his time towards the business of M Street Gallery, Inc., this may lead to slower development and growth.
      Reinhold Mackenroth, our only employee, who will work less than full time, may impede our competitiveness and customer experience.
      We are a development stage company and may not generate enough revenues to stay in business.
      There is no market for the companys securities and if no market develops investors will be unable to sell their securities

Other Investment Risk Factors 7

    Purchase of Penny stocks can be risky and therefore these securities will be more difficult to sell even if a market develops.
    Absence of Dividends Now and in the Near Future May affect a Shareholders Return on Investment
  Determination of Offering Price 8
  Selling Security Holders 9
  Plan of Distribution 10
  Description of Securities 12
  Interest of Named Experts and Counsel 15
  Description of Business 16
  Description of Property 20
  Legal Proceedings 21
  Management's Discussion and Analysis of Financial Condition and Result of Operations 26
  Directors, Executive Officers, Promoters and Control Management 28
  Security Ownership of Certain Beneficial Owners and Management 30
  Executive Compensation 30
  Certain Relationships and Related Transactions 31
  Disclosure of Commission Position on Indemnification for Securities Act Liabilities 32
  Financial Statements F-1

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

This prospectus contains statements about our future operations, which involve risks and uncertainties. Please see "risk factors" beginning on page 6. Because this is a summary and the information is selective, it may not contain all information that may be important to you. You should read carefully all information in the prospectus including its detailed information and the financial statements and the explanatory notes before making an investment decision.

Our Company

We were incorporated in the State of Florida on March 11, 2011. Our principal executive office is located at 815 W Boynton Beach Blvd. Boynton Beach FL 33426. Our phone number is 561-200-7721. Our total authorized stock consists of 50,000,000 common shares. Our fiscal year end date is April 30.

Our Business

Although we are a company in its development stage, we have a specific business plan of selling art via the internet, utilizing our website that can be viewed at www.MstreetGallery.com. We have targeted products that are offered on our website for immediate purchase. We do not consider ourselves a blank check company for the above reasons as well as the fact that we have no preliminary agreements or understandings to enter into a business combination with another company nor plans to engage in a merger with an unidentified company. From November 2010 we have been preparing for the roll out of our website, investigating costs, contemplating website design and templates and products and constructing our website. We have launched a website (www.MstreetGallery.com) that will offer a comprehensive array of original artwork, oil on canvas, by German artist Reinhold Mackenroth for sale on a retail basis. These products will be offered at retail prices. In addition to offering a modest array of paintings, we will offer custom portrait services and eventually a modest number of Lithographs at more affordable prices. However, currently we did not generate any revenue. We have begun to hold venues (art exhibits) to increase our exposures. Our estimated costs for our first year of operations will be an estimated $5,450 to $6,700, as discussed in "Plan of Operation"

Summary Financial Information

The balance sheet information set forth below is derived from the unaudited balance sheet of the Company appearing elsewhere in this Prospectus.

April 30, 2011
Balance Sheet Data	unaudited

Total Assets	$ 14,750
Total Liabilities	-0-
Working Capital	$ 14,750
Total Stockholders Equity	$ 14,750

Income Statement Data
Revenue	-0-
Expenses	-0-
Net Income (Loss)	-0-

The Offering

As of April 30, 2011 we had 2,645,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. Selling shareholders are offering up to 81,000 shares of common stock.

We will not receive any proceeds from the sale of the securities. Offering expenses are estimated at approximately $3,500, of which $2,000 is for accounting, $1,500 for legal and $1.68 for filing fees. Because our current assets are minimal and we have no revenue sources, management has paid the legal expenses associated with this offering, which total $1,500, as a gift to the company. Although management has paid for certain expenses of the offering, there are no current agreements governing these funds gifted to the company by management. Furthermore, there are no agreements nor discussions to provide further funds to the company by management.

The offering price of $.10 was determined by the price shares were sold to our stockholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents for listing on the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will achieve effectiveness.

Risk Factors Particular to M Street Gallery, Inc
  Our success is heavily dependent upon the continued participation of Reinhold Mackenroth our only Officer and Director, if we lose him our business will have no management.

Our success is heavily dependent upon the continued active participation of our only officer and director, Reinhold Mackenroth. Mr. Mackenroth has experience in the art and lithography industry. However, Mr. Mackenroth has little Internet experience in establishing an Internet e commerce website. Unless Mr. Mackenroth has the financial resources to hire qualified Internet consultants, the presentation and technical aspects of our website may not be able to attract customers to our website. Currently Mr. Mackenroth is not involved with any other business ventures. The only conflict of interest we foresee is that our Mr. Mackenroth may devote time to projects that do not involve us.

    We do not maintain "key person" life insurance on Reinhold Mackenroth life.
    We do not have a written employment agreement with Reinhold Mackenroth.
    There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

B. Mr. Mackenroth is our only officer and director and owns more than 94 percent of the Companys common stock, following this offering and may approve or take actions that may be adverse to your interests

Following this offering, Mr. Makenroth will own approximately 94.5 percent of the outstanding common stock and our voting power. As a result, he alone will be able to exercise control over many matters requiring approval by the board of directors or our stockholders. As a result, he will be able to:

    Control the composition of our board of directors;
    Control our management and policies;
    Determine the outcome of significant corporate transactions.

Additionally, it should be clear that the interests of Mr. Mackenroth may differ entirely from the other shareholders interest.

C. If Customers do not accept an Internet Marketplace for art work via the Internet, we will not generate revenue to operate

Our success depends upon the general acceptance of an on-line marketplace for art work by consumers, specifically those produced by Reinhold Mackenroth.

If customers do not embrace an online marketplace for art work, we will be unable to generate revenue. The market for an electronic marketplace for art work, particularly over the Internet, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet to obtain art work, traditionally provided in person-to-person transactions.

We believe that acceptance of an online marketplace for art work via the internet will depend on the following factors, among others:

* The growth of the Internet as a medium for commerce generally, and as a market for art work products in particular

* Development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon us by our visitors

* A change in the perception among many consumers that an online marketplace is less dependable than obtaining art work through more traditional methods

D. Reinhold Mackenroth, our only Officer and Director will only participate 80% of his time towards the business of M Street Gallery, Inc., this may lead to slower development and growth

Mr. Mackenroth, the Companys president, may participate in other business ventures, which may compete directly or indirectly with the Company, which may lead to less time devoted to the strategic development of the company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Mr. Mackenroth plans to devote at least 80% of his time, towards the business of M Street Gallery, Inc, which consists of 30 or more hours per week. Currently, there are no written policies nor any plans to create a policy that govern these potential conflicts or activities.

E. Reinhold Mackenroth, our only employee, who will work less than full time, may impede our competitiveness and customer experience.

A component of our strategy is to be responsive to our customers’ needs. Since, Mr. Mackenroth is our only employee who will work less than full time, and until such time that we generate enough revenue to hire additional employees, Mr. Mackenroth must balance his time accordingly. This may impact the level of customer service and our responsiveness to their needs. This may also have a material impact upon market acceptance of our website and the products we wish to sell.

F. We are a Development Stage Company and may not generate enough revenues to stay in business

Because we are in the developmental stage an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond.

We may be unable to operate profitably, even if we generate revenues. We plan to generate revenues from the sales of art work and advertising through our website, but there can be no assurance that our revenues will exceed our costs.

Investors have no basis upon which to judge our ability to maintain our web site and product line and are unable to forecast our future growth. We have no revenues or revenue sources and yet we have significant costs. We cannot assure that our website will receive enough Internet traffic or purchases to generate revenues or achieve profitability.

F. There is no market for the companys securities and if no market develops investors will be unable to sell their securities

We have filed this registration statement to create a public market in which these securities can be freely sold, and to ensure that the resale of shares, under this registration statement, is made in accordance with federal law, if declared effective. If this registration statement is not declared effective and we fail to create a public market, the stockholders may not be able to resell their shares, which will present a liquidity risk to investors.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing.

Other Investment Risk Factors

A. Purchase of Penny Stocks Can be Risky and these securities will be more difficult to sell even if a market develops

In the event that a public market develops for our securities, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange.

For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

B. Absence of Dividends Now and in the Near Future May Affect a Shareholders Return on Investment

We have never paid dividends. We do not anticipating declaring or paying dividends in the foreseeable future, and we intend to retain any future earnings to finance its growth. Our dividends will be at our Board of Directors discretion and contingent upon our financial condition, earnings and capital requirements. An investor should be aware that a dividend, either in cash or shares, may never be paid by the company and therefore, the shares of the company should not be purchase by an investor as an income producing security.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The selling stockholders will sell our shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Dilution is the difference between the purchase price paid by the investors for their shares and the net tangible book value of the securities after the offering. The net tangible book value of a security is equal to the Company's tangible net worth (tangible assets minus total liabilities) divided by the number of shares of the securities outstanding. The following table illustrates the dilution on a per share basis of the company's common stock, which compares the cost of the shares issued to our founder and that of the present shareholders.

Sale price to our founder	$.0001
Sale price to the present shareholders	$.10
Net tangible book value before offering to present shareholders	$.0001
Increase to our founder in net tangible book value attributed to the sale of shares to the present shareholders	$.0054
Net tangible book value after the offering to the present shareholders	$.0055
Dilution to the present shareholders	$.0945

The following table shows the number of shares of common stock acquired from the company by our founder and the existing shareholders, as well as the aggregate consideration paid.

	Shares Acquired From Company	Percentage of Shares Held by Group	Aggregate Consideration Paid for Shares	Percentage of Consideration Paid by Group
Founder	2,500,000	94.5%	$250.00	1.69%
Existing Shareholders	145,000	5.5%	$14,500.00	98.31%
Total	2,645,000	100.00%	$14,750.00	100.00%

SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below.

Pursuant to this registration statement, when and if declared effective by the Securities and Exchange Commission, these shares can be freely sold. The selling security holders named below are selling the securities. The table assumes that all securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the security holders upon the termination of this offering. We will not receive any proceeds from the sale of the securities. Although there are no company provisions restricting the sale of stock by Reinhold Mackenroth, he has no plans or intentions to use this registration statement.

NAME	RELATION-SHIP WITH ISSUER	AMOUNT BENEFICIALLY OWNED (shares)	AMOUNT TO BE OFFERED (shares)	AMOUNT PERCENTAGE OWNED AFTER OFFERING
Andreas Barthel[1]	None	7,000	7,000	0%
Susanne Barthel[1]	None	3,500	3,500	0%
Klaus Blum[2]	None	3,500	3,500	0%
Renate Blum[2]	None	3,500	3,500	0%
Carlos Dipauli[3]	None	2,500	2,500	0%
Linda Dipauli[3]	None	2,500	2,500	0%
Michael Dimarco	None	20,000	6,700.5%
Dolores Druze	None	1,000	1,000	0%
Wolfgang Euler	None	3,500	3,500	0%
Christopher Fletcher	None	1,000	1,000	0%
Heinz Herbert	None	3,500	3,500	0%
Bijan Kose	None	1,000	1,000	0%
Marianne Mackenroth(6)	Wife(6)	56,000	18,600	1.41%
Esther Monahan[4]	None	5,000	5,000	0%
Walter Monahan[4]	None	20,000	6,700.5%
Paul Scarcello	None	1,000	1,000	0%
Helma Wettinger	None	3,500	3,500	0%
Evi Windischhofer[5]	None	3,500	3,500	0%
Ralph Windischhofer[5]	None	3,500	3,500	0%

[1] Andreas and Susanne Barthel are husband and wife

[2] Klaus and Renate Blum are husband and wife;

[3] Carlos and Linda Dipauli are husband and wife;

[4] Esther Monahan is the mother of Walter Monahan;

[5] Evi Windischhofer is the mother of Raplh Windischhofer.

[6] Marianne Mackenroth is the wife of the sole officer and director of the issuer

We have filed this registration statement to create a public market in which these securities can be freely sold, if declared effective, and to ensure that the resale of shares, under this registration statement, is made in accordance with federal law.

If a public market for our stock develops and the trading price of our common stock is less than $5.00 per share, our stock would be considered a penny stock and trading in our common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.

The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements may severely limit the liquidity of our common stock in the secondary market because few brokers or dealers are likely to undertake such compliance activities. Generally, the term "penny stock" refers to a stock with a market price of less than $5.00 per share, which is not traded on a national securities exchange or quoted on NASDAQ. An active trading market in our common stock may not be able to be sustained because of these restrictions.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling security holders will sell their shares of our common stock at a fixed price of $.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	a combination of any aforementioned methods of sale; and
(g)	any other method permitted pursuant to applicable law, including compliance with SEC Rule 144.

In the event of the transfer by any selling security holder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling security holders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling security holder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling security holder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling security holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

(a)	adequate current public information with respect to the issuer must be available;
(b)	restricted securities must meet a six month holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer;
(c)

sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

(d)

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

The current information requirement listed in (a) above, the volume limitations listed in (c) above and the requirement for sale pursuant to broker's transactions listed in (d) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least one year has elapsed from the date the securities were acquired from the issuer or from an affiliate.

DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue a maximum of 50,000,000 shares of common stock. As of April 30, 2011 there were, 2,645,000 of shares common shares, issued and outstanding. The Board of Directors' authority to issue stock without stockholder consent may dilute the value of your stock.

COMMON STOCK

General

We are authorized to issue 50,000,000 shares of common stock, $.0001 par value.

As of April 30, 2011 there were, 2,645,000 of common shares, issued and outstanding, and no preferred.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Our principal stockholder, Mr. Mackenroth owns approximately 94.5% of our common stock. Mr. Mackenroth will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders.

In addition, Mr. Mackenroth will be able to elect all of the members of our Board of Directors, allowing them to exercise significant control of our affairs and management. In addition, they may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business.

Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

To date, we have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business.

Our dividends will be at our Board of Directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Miscellaneous Rights and Provisions.

Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE.

The 81,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates, namely Reinhold Mackenroth, our sole director, and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resale of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions.

Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities. However, in the event that a market develops for our common stock, Rule 144A would no longer be available.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Baum & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Validity of our common stock has been included in this prospectus in reliance upon Jonathan D Leinwand, P.A. as an expert.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Florida on March, 2011, for the purpose of providing an online marketplace for art work created by German artist Reinhold Mackenroth through the Internet. M Street Gallery is a development stage company and has no revenues to date. We have already proceeded with our business plan with obtaining a domain name called www.MstreetGallery.com, purchased by our President, as a gift to our company and have constructed an e-commerce website.

We intend to initiate a website that will offer a modest array of unique and custom oil on canvas artwork, created by German artist Reinhold Mackenroth to individual retail customers. Our president has constructed our website. Our president works 30 hours per week coordinating and constructing the website, investigating marketing strategies and creating new artwork. Our costs in developing operations have been minimal to date. We expect to utilize a third party consultant in the second half of our twelve month outlook to update and keep the website running efficiently at time-to-time as needed. Our products will be offered at retail prices. In addition to offering a modest array of unique original artwork, we will offer custom portraits services. We also intend to sell advertising banners to manufactures and retailers of art supplies. We plan on offering our inventory of original oil on canvas artworks produced by Mr. Mackenroth for sale on our website. We are currently reviewing our options to offer Lithographs as a more economically way for customers to purchase artwork created by Mr. Mackenroth. There can be no assurance that we will be able to develop revenue in this area, or any other area.

PRINCIPAL PRODUCTS AND SERVICES.

We have already obtained a domain name called www. MstreetGallery.com. We have also completed the construction of our e-commerce website. Our website is currently hosted at Network Solutions.com for the next twelve months; this cost has been prepaid by management as a gift to the company. Thereafter, the company will assume the costs of approximately $250.00 per year. We believe that this will enable our e-commerce site to provide enough capacity to list a modest amount of products and facilitate online transactions. This service can be cancelled or upgraded at any time.

We plan on hiring a professional who specializes in the development and maintenance of Websites with e-commerce capabilities, as needed, per project. At this time we have no other business ventures or opportunities other than the business of offering art work via the internet and to a lesser degree, some shows and exhibits. Furthermore, to date there have been no discussions or negotiations regarding any business combination. Management has never been involved in any past blank check offerings.

The discussion of our future business is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

We hope to maintain a web site that provides an online marketplace for original oil on canvas artwork produced by German artist Reinhold Mackenroth. Our president has decades of experience in producing and replicating artwork but lacks experience in using the Internet as a point of sale. Our intention is to provide an interactive solution to improve the experience of purchasing original artwork to potential retail customers through our website. Although we have no experience in using the Internet to improve the experience of purchasing artwork, the products and services we intend to offer below may assist.

We hope to develop our site to permit website visitors to do the following:

  Conveniently view all original art productions 24 hours a day 7 days a week.
  Offer an efficient marketplace in which customers can submit and purchase custom portraits of themselves, loved ones or even pets.
  Cross geographical limitations by the ability to access our website worldwide to those visitors viewing our website in English, since we do not expect to offer our website in different languages and we do not expect to convert our website to any other language nor extend any special customer service to these countries. Most popular search engines such as www.Google.com can be accessed worldwide, and in turn consumers may click on our website from other countries located in or near the United States, such as the Caribbean Islands or as far as Europe. Some of these countries outside the United States may not have the availability of originally produced artwork or the ability to procure custom portraits. Therefore, we hope to provide our services to those countries that may be actively seeking oil on canvas original productions or custom portraits from the United States. We have not conducted any research to support this and its management assumption that this may hopefully be the case.
  Post banners ads for art supplies and frames, and for other interested third parties.
  View information about the products in a more detailed and informative manner.

In summary our planned sources of revenue will be derived from the following:

  The sale of original oil on canvas artwork and custom portraits produced by German artist Reinhold Mackenroth
  Banner Ads

We intend to offer consumers a modest array of original artwork and portraits at retail prices. We intend to emphasize the sale of custom portraits of loved ones and pets, which may not be available in other retail locations, warehouse clubs or mass merchandisers of artwork. We hope to attract consumers to our custom portrait services by making the process as easy as possible, unlike custom portraits of the past where they are normally conducted in person, we can deliver these services through the use of a photograph supplied by the customer delivered to us either through the mail or via email, most commonly we will advise our consumers to supply a photo which is a minimum of 5 inches by 8 inches, to present the needed detail.

We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon advertisement size, web page placement, content requirements, contract duration and other factors.

We plan to process most of our orders directly online, but due to the delicate nature of some potential orders for multiple original artwork and its shipping requirements, we plan to process those orders by phone. Those individuals who wish to purchase products through our website can do so without any subscription fees. The site is welcome to all retail customers.

Our intention, is to maintain and grow a personalized interactive gallery of all the artwork produced by Mr. Mackenroth where a visitor can view and purchase a modest array of original artwork and custom portrait services with an in depth product description which may not be offered elsewhere.

DISTRIBUTION

We plan to deliver our services mainly through our website and to a much lesser degree certain art shows and exhibits. Within either outlet of sale we expect to utilize third party shippers such as USPS, UPS and or Fedex.

COMPETITIVE BUSINESS CONDITIONS

The conventional method of purchasing and selling artwork for at least the past fifty years has been through person-to-person meeting or brick and mortar type galleries. The public has been reticent to new vehicles or formats through which they would purchase and sell artwork. Competition among artwork retailers has increased as a result of the attractive commercial medium provided by the Internet and the relatively low barriers to enter this market. Therefore, we believe the success of online retailers will depend on their ability to develop brand awareness, offer competitive prices on a broad selection of products, and provide compelling content and superior customer service.

Despite the convenience of the services offered over the Internet or prospectively over our website, many consumers will view conventional methods of obtaining artwork more convenient and offering better customer service.

We will face intense competition in all aspects of the artwork industry.

We will compete with brick and mortar type retail stores as well as on line retailers that also provide art products and services to the public. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels.

We intend to maintain a website that is easy to use that offers a wide product selection at competitive prices. We hope to attract potential customers to our website instead of other companies they are familiar with because they would be able to choose from an array of original art productions, quickly and easily, without being rushed and allowing them the freedom to carry on at their own pace. Also, with our dedication to offering original production custom portraits, with oil on canvas, which may not be available in most galleries or warehouse type stores, we hope to capture the customer who demands a better quality of artwork in its originality and uniqueness.

The art industry is fragmented and regionalized. Our competitive position within the industry is small in light of the fact that we have not generated any revenue. Older, well established artist and dealers with records of success will attract qualified clients away from us. Since we have not generated any revenue, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price, service and selection. We intend to be able to attract and retain customers by offering a unique line of original productions along with the ability to offer custom portrait services. We will offer attractive, competitive pricing and will be responsive to all our customers needs. We will offer in depth descriptions and pictures that captures each art productions color and size and through our multi focused marketing and advertising campaign, as explained further in Plan of Operation, we will utilize as many different marketing outlets as feasible, such as flyers and mailers, industry magazines, newspapers and exhibits and shows.

However, there can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the products we wish to sell.

EMPLOYEES

We currently have only one employee, who plans to work less than full time, Reinhold Mackenroth, our president and sole director.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition

DESCRIPTION OF PROPERTY

We are presently using office space provided by our President, Reinhold Mackenroth, without charge or contract for lease, at 815 W Boynton Beach Blvd unit 4-101, Boynton Beach, Florida 33426. Our phone number is 561-200-7721. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

AVAILABLE INFORMATION

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports, including Form 10-K with the Securities and Exchange Commission until such time the company ceases to be a reporting company, assuming this registration statement is declared effective. However, whether or not this registration statement is declared effective, we currently intend to voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC Internet website at http://www.sec.gov.

PLAN OF OPERATIONS

Although, M Street Gallery is a development stage company and has commenced operations, we have not yet generated any revenue. The M Street Gallery, Inc business plan is to become actively engaged in providing an online marketplace for original artwork produced by German artist Reinhold Mackenroth, via the Internet. We have obtained a domain name called www. MstreetGallery.com. We have also obtained a web hosting provider, to provide us with the necessary disk space capacity for our website and email capability for the next 12 months. We have also posted our functional website, to introduce ourselves to potential customers and are capable of taking immediate orders.

We hope to balance Mr. Mackenroth’s time with producing new art and to that of managing all other operations of our business. As both our sole producer of inventory and sole employee, we hope to add additional new paintings in a timely fashion, but no assurance can be made that new paintings can be produced in a timely fashion without impacting the time needed for all the other business operations. We hope to balance this time as practical as possible until such time the company generates enough revenue to hire additional employees. As of the date of this registration statement and for the next 12 months, Mr. Mackenroth has not and will not receive any salary. Currently we have eighteen, original oil on canvas productions in inventory. However, currently we have not completed any sales. We hope to also expand our inventory by offering lithographs of some of the original productions at more affordable prices.

During the next twelve months we plan to satisfy our cash requirement by current cash on hand. Our business plan is focused on the following milestones, timeframes and related cost estimate:

Milestone	Time Needed	Funds Needed
Launch and update Website	Completed/ongoing	$120 yearly for annual web hosting

Research, evaluation and roll out of Lithographs	45-90 days	$450 one time setup cost per production

Vendor Ad negotiations	30-45 days	None

Development of the marketing plan	45-90 days	$3,500-$4,100

Establish and hire Tech Consultant	90-120 days	$1,500-$2,000

It is our hope that this plan that will pave the way to allow us to focus on expanding our interactive website and increase customer traffic that will offer our visitors a 24 hr access to an online marketplace.

Since our site is now fully functional and ready for customer orders, we are focused on expanding our product line and increasing traffic to our website. Therefore our first step is to research and evaluate the most efficient and price effective manner in which to offer lithograph prints of some of our original oil on canvas productions.

What is a lithograph

Most people cannot afford an original piece of artwork by Rembrant or Van Gogh, but having a copy of their masterworks would not be such a bad idea. This is where the idea of a lithograph comes into play. A lithograph is an authorized copy of an original work created by the artist himself or other skilled craftsmen. A lithograph is rarely worth more than the original artwork it reproduces.

The printing process which creates a lithograph is different from other traditional methods. To create a lithograph, the artist uses a set of greasy crayons or pencils to draw a mirrored image of the original artwork onto a smooth stone tablet. This is by far the most time-consuming part of the lithograph process.

After the image has been recreated to the satisfaction of the original artist or other authority, it is ready to be turned into a lithograph. The lithographic process hinges on the principle that oil and water cannot mix. An oil-based variety of ink is applied directly to the plate and immediately bonds with the equally greasy crayon lines. Water is then wiped onto the remaining unpainted areas to discourage the ink from smearing. A sheet of paper, preferably one with high cotton content, is then placed over the entire plate.

The inked stone or metal plate and the paper are placed in a press and light pressure is used to transfer some of the ink. If the original image were a monochrome pen and ink drawing, this would be the only press run necessary. A color lithograph of an elaborate Van Gogh painting, however, might require several different runs with up to four different color inks: black, red, yellow and blue. The same paper would be placed precisely over the re-inked plates, eventually creating a satisfactory lithograph copy. This same process is used to create color pages in newspapers.

Since the process for creating a lithograph can be just as time-consuming and detailed as an original painting, printing runs are often kept low to preserve value. A signed lithograph may have a set of numbers expressed as a fraction on one corner, such as 12/300. This means that the lithograph was the twelfth one produced in a series limited to three hundred prints. Some famous artists, notably Salvador Dali and Pablo Picasso, were more than willing to authorize or create numerous lithographs during their lifetimes. Others are not always eager to see their work reproduced on a commercial scale, making it more difficult to find authorized lithographs from them.

We anticipate a tremendous cost savings to our potential customers, interested in our art, with the use of lithographs as they can be one tenth of the cost of an original production. The use of lithograph can expand our target audience and possibly create more traffic.

We hope to complete our research and development of this stage within 45-90 days, after the filing of this prospectus. We anticipate costs of approximately $450 per production.

Our next step is to focus on establishing relationships with retail suppliers of art products, such as frames, custom framing, paints, brushes, etc. Also, to a lesser extent art shows. We plan to utilize the internet to locate and contact several different companies directly, in hopes of negotiating ad space so that they may offer their specialized framing to our potential consumers, who may seek custom framing of their newly purchased artwork. Currently, we have not yet identified nor contacted potential retailers or manufacturers. We hope to negotiate the possibility of selling banner advertising space on our website to the above to increase our revenue sources and maximize our exposure. We expect this phase to begin within 30 to 45 days, after the filing of this prospectus with no material cost.

As an important step to increase awareness of our company and products in hopes of increasing traffic to our site, we intend on developing a cost effective three step plan towards our marketing strategy.

  The first step of our marketing plan is to initiate a comprehensive e mail advertising program targeting those individuals seeking to purchase artwork or have indicated an interest in our type of services.

These individuals would be those who have voluntarily signed up to receive these email messages about specific topics and are more likely to read them, a contact information listing of these individuals can be purchased from most marketing and research firms, however we have not yet contacted any firms who may have such lists. We hope that these efforts will result in company web site visits by these individuals because they have an interest in our products and services and can click through hyperlinks created in the our email announcement. Each email message will contain a header that specifies that the email announcement were sent to the recipient because they had subscribed to a particular service.

We expect to maintain a clean corporate image by practicing "etiquette" when sending email messages. In order to differentiate between email messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted email to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the email lists.

We expect this phase to cost an estimated $250-$500 for the marketing leads

  The second step of the marketing plan is to submit our domain name on free search engines such as: www.google.com, www.entireweb.com, www.gimpsy.com, www.jayde.com, www. Altavista.com. In an effort to increase traffic to our site, we will add our website address to as many as 1000 search engines. Individuals who visit theses search engines when searching for website that contain artwork will then have a choice of many websites to choose from, which may include ours, to satisfy their informational needs when searching for artwork related information on these types of search engines.

We expect to use a third party to offer a service whereby they will advise as to the steps needed, as well as the submission of our site to over 1000 search engines. To date, we have not identified yet identified this third party. We expect this phase to cost an estimated $300 to $400

  The final step is to begin a traditional advertising campaign by the use of:
    Flyers and Mailers, we hope that the use of flyers and mailers will introduce our services and products to the local residents in the surrounding area in Palm Beach, Florida. Currently we have not yet initiated this phase;
    Trade Magazines and Newspapers, we hope to utilize the greater geographical reach of trade magazines and newspapers, such as "Sunshine Artist Magazine" and the "Palm Beach Post" to help provide a more direct form of advertising to those potential consumers most interested in purchasing art. Currently, we have not yet identified any particular trade magazines or newspapers nor the extent of the geographical areas to best execute this form of advertisement;
    Shows and Exhibits, we hope to attend local county arts and craft fairs, antique shows and exhibits, to further our exposure. These venues are often offered at negligible rates, however we have not yet investigated any particular venues and what rates are currently being charged. However, we do intend in seeking a value approach in our selective process in order to be able to attend as many venues at a minimal cost.
    We also intend to place banner ads on other websites to allow a link of our website to be placed on their website. We have researched that expensing a companys banner ad by the number of hits that are made will be better served. We hope to utilize the Internet and Google placement of websites that are queried when seeking original artwork and custom portraits. We then will contact these companies after previewing their website for compatibility.

An average of $.01 to $.05 per hit will be charge depending on the size and placement of the ad and also for length of time its placed. We expect this phase to cost an estimated $3,000 to $3,200. A further breakdown illustrates our estimates:

Flyers and Mailers : $500-$700

Magazines, Newspapers: $1,500

Banner ads : $1,000

There is no assurance that we will be successful within the products we offer or advertising on our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

SUMMARY FINANCIAL INFORMATION

The summarized consolidated financial information presented below is derived from and should be read in conjunction with our detailed financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management Discussion and Analysis" of this prospectus.

Balance Sheet Data:	As of April 30, 2011
Total Assets	$14,750
Total Liabilities	-0-
Working Capital	$14,750
Total Stockholders Equity	$14,750

Statement of Operations Data:

Revenue	-0-
Total Costs and Expenses	-0-
Net Income (Loss)	-0-
Net Income (Loss) per Common Share Outstanding	$0.00
Weighted Average Shares Outstanding	2,167,917

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate Overview

We were incorporated in the State of Florida on March, 2011, for the purpose of providing an online marketplace for art work created by German artist Reinhold Mackenroth through the Internet. Although, M Street Gallery is a development stage company and has commenced operations, we have not yet generated any revenue. The M Street Gallery, Inc business plan is to become actively engaged in providing an online marketplace for original artwork produced by German artist Reinhold Mackenroth, via the Internet. We have obtained a domain name called www. MstreetGallery.com. We have also obtained a web hosting provider, to provide us with the necessary disk space capacity for our website and email capability for the next 12 months. We have also posted our functional website, to introduce ourselves to potential customers and are capable of taking immediate orders.

Currently we have eighteen, original oil on canvas productions in inventory. However, currently we have not completed any sales. We hope to also expand our inventory by offering lithographs of some of the original productions at more affordable prices.

During the next twelve months we plan to satisfy our cash requirement by current cash on hand.

Results of operations

From the period from March 11, 2011 (Inception) to April 30, 2011, we did not generate any revenues nor any losses. We are a development stage company and management had absorbed the initial setup costs with no expense or repayment by the company, thus to date our expenses have been immaterial. However, as we expand our business and marketing efforts, we expect an increase in expenses as we develop and build our operations.

Liquidity and Capital Resources

During the period from March 11, 2011 (Inception) to April 30, 2011, we did not have any cash flows from operating activities.

At April 30, 2011, the company had $14,750 in available cash. Cash flows provided by financing activities for the period was $14,500 and was generated through sales of our common stock. We anticipate that our existing cash will be sufficient to support our operations for at least the next twelve months.

Limited Operating History

As a result of our limited operating history, we have limited meaningful historical financial data upon which to predict future operating results. Accordingly, we do not believe that you should rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast. In addition, there can be no assurance that we will be able to accurately predict our net revenue. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes. Any failure by us to accurately make predictions could have a material adverse effect on our business, results of operations and financial condition

27-

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission (SEC) requested that all registrants discuss their most "critical accounting policies" in Managements discussion and Analysis of Financial Condition or Plan of Operation. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the company financial condition and results and requires managements most difficult, subjective ort complex judgments, often as a result of the need to make estimates about the effect of matters that are relatively uncertain. Our significant accounting policies are described in Note 1 to our financial statements included in this form: however, we believe none of them is considered to be critical.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Baum & Company, CPAs, P.A. audited our financial statements. We have had no disagreements with our accountants

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
  Directors and Officers. Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of M Street Gallery, Inc. are as follows:

NAME AND ADDRESS	AGE	POSITIONS HELD
Reinhold Mackenroth	61	President, CEO, Director

  Reinhold Mackenroth will serve as the director until our next annual stockholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position.

  Directors are elected for one-year terms. Reinhold Mackenroth will dedicate at least 80% of his time, towards the business of M Street Gallery, Inc., which will also include, but not limited to, accounting and financial reporting.

  From 1991 to 2008 (his retirement) he served as the lead sales manager and quality control manager at ORT, a German lithography reproduction company serving the advertising industry. From 2008, Mr. Mackenroth has dedicated his time creating unique and custom artwork. He has also initiated the research and work to building M Street Gallery and its website that will enable visitors of our website the ability to view different artworks with detailed descriptions and pictures. Mr. Mackenroth has dedicated his time to the development of the company by implementing our business plan, raising capital, planning and designing the website, product research as well as the registration statement.

  Significant Employees. Other than Mr. Mackenroth there are no employees who are expected to make a significant contribution to our corporation.

  Family Relationships. There are no family relationships among our officers, directors, or persons nominated for such positions.
  Legal Proceedings. No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

EXECUTIVE COMPENSATION

			Annual	Compensation		Long Term	Comp.		Total Comp.
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Comp. ($)
Reinhold Mackenroth, CEO	2011	0	0		0	0	0	0	0

We have neither employment agreements, nor consulting agreements with our officers or directors. We do not contemplate entering into any employment agreements. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers or directors. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Director Compensation

Currently we do not compensate our directors

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of April 30, 2011, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group.

  Security Ownership of Certain Beneficial Owners.

Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Approx. Current % Owned
Common	Reinhold Mackenroth 815 W Boynton Beach Blvd. Unit 4-101 Boynton Beach, FL 33436	2,500,000	Held of record	94.5%

  Security Ownership of Officers and Directors.

Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Current % Owned
Common	Reinhold Mackenroth 815 W Boynton Beach Blvd. Unit 4-101 Boynton Beach, FL 33436	2,500,000	Held of record	94.5%

  All officers and directors as group 2,500,000 Direct 94.5%

  Changes in Control.

There are currently no arrangements, which would result in a change in control of M Street Gallery, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 22, 2011, 2,500,000 shares of M Street Gallery, Inc. common stock were sold to Mr. Mackenroth for $250, $.0001 per share, as founders shares. Mr. Mackenroth has no plans or intentions to use this registration statement to offer any of his shares for sale.

Mr. Mackenroth has paid certain legal fees associated with this offering ($1,500), as well as domain and hosting fees ($130), printing fees ($250), state fees of ($80), on behalf of the company, as a gift to the company. The aggregate expenses paid by management to date are $1,960. In addition to those expenses that were gifted to the company, Mr. Mackenroth also provides office space to the company at no charge, as a gift to the company.

Other than the sale listed above, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Reinhold Mackenroth, was our only promoter.

FINANCIAL STATEMENTS

Baum & Company, P.A.

Certified Public Accountants

605 Lincoln Road Suite 210

Miami Beach, Florida 33139

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

M Street Gallery, Inc

We have audited the accompanying balance sheet of M Street Gallery, Inc. (A Development Stage Company) as of April 30, 2011 and the related statements of operations, cash flows and stockholders' equity for the period commencing March 11, 2011 (date of inception) to April 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of M Street Gallery, Inc. (A Development Stage Company) as of April 30, 2011 and the results of its operations and its cash flows for the period commencing, March 11, 2011 (date of inception) to April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

Miami Beach, Florida

May 20, 2011

/s/ Baum & Company, P.A.

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

April 30, 2011

Assets

Current Assets
Cash	$ 14,750

Total Current Assets	$ 14,750

Total Assets	$ 14,750

Liabilities and Stockholders’ Equity

Current Liabilities	$ -
Total Liabilities	$ -

Stockholders’ Equity
Common Stock (50,000,000 shares authorized at $.0001 par, 2,645,000 shares issued and outstanding	2,645
Additional paid in capital	12,105
Accumulated Deficit during Development Stage	-
Total Stockholders’ Equity	14,750
Total Liabilities and Stockholders’ Equity	$ 14,750

The accompanying notes are an integral part of the financial statements

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIOD MARCH 11, 2011 (DATE OF INCEPTION)

TO APRIL 30, 2011

March 11, 2011 (date of inception) to April 30, 2011
Revenues	$ -

Expenses	$ -

Net Income (Loss) from Operations	$ -

Net Income (Loss) per Common Share, Basic	$ 0.00

Weighted average number of common shares outstanding	2,167,917

The accompanying notes are an integral part of the financial statements

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIOD MARCH 11, 2011 (DATE OF INCEPTION)

TO APRIL 30, 2011

March 11, 2011 (date of inception) to April 30, 2011
Cash Flows From Operating Activities:
Net Income (Loss)	$ -
Net Cash Used in Operating Activities	$ -

Cash Flows From Financing Activities:
Proceeds of Sale of Common Stock to Founder	250
Proceeds from Sale of Common Stock	14,500

Net Cash Provided by Financing Activities	$ 14,750
Net Increase (Decrease) in Cash	$ 14,750

Cash at Beginning of Period	-
Cash at End of Period	$ 14,750

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$ -
Taxes Paid	$ -

Supplemental Disclosure of Non Cash Investing and Financing:

Stock Subscription for Common Stock Subscribed

The accompanying notes are an integral part of the financial statements

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD MARCH 11, 2011 (DATE OF INCEPTION)

TO APRIL 30, 2011

	Common Shares	Common Stock Amount	Additional Paid in Capital	Income Accumulated During the Development Stage	Total Equity
Beginning Balance at March 11, 2011 (Inception)	$ -	$ -	$ -	$ -	$ -

Issuance of Common Stock to Founder at par Value	2,500,000	250	-		250

Issuance of Common Stock for Cash	145,000	14	14,486		14,500

Net loss April 30, 2011

Balance at April 30, 2011	2,645,000	$ 264	$ 14,486	$ -	$ 14,750

The accompanying notes are an integral part of the financial statements

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

April 30, 2011

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was organized under the laws of the State of Florida on March 11, 2011.

The Company is in the developmental stage. The Company plans to develop a distribution channel in the art industry selling a comprehensive supply of one of a kind, oil on canvas, art productions utilizing the Internet. With the recent launch of its functional website, the company has commenced operations, but has not yet generated revenue.

M STREET GALLERY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

April 30, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development stage company is one which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US Dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an April 30 Fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $14,750 cash and equivalents as of April 30, 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amounts of cash approximate fair value because of the short term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect those estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

Income Taxes

In accordance with ASC 740, deferred income taxes and benefits will be provided for the results of operations of the Company. The tax effects of temporary differences and carry-forwards that give rise to significant portion of deferred tax assets and liabilities will be recognized as appropriate.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock Based Compensation

Stock based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2011.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Companys results of operations, financial positions or cash flow.

NOTE 3 - Capital Transactions

In March 2011, the Company issued 2,500,000 shares of their restricted common stock to the President and Founder of the company for the sum of $250.

In March 2011, The Company issued 91,000 shares of their restricted common stock. The shares were offered under Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents. The shares were offered at a per share price of $.10, for an aggregate sum of $9,100.

In April, 2011, Pursuant to Rule 505 of Regulation D of the Securities Act of 1933, as amended the company sold 54,000 shares of restricted common stock for $5,400.

NOTE 4 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are authorized by our Bylaws to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our directors, officers, employees or agents in any proceeding as indicated in section 607.0850 of the Florida Statute, to the full extent of the laws of the State of Florida as now or hereafter exist.

A corporation shall have power to indemnify its director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Prospectus

M Street Gallery, Inc.

Dated August 12, 2011

Selling shareholders are offering up to 81,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market nor the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus, for 90 days after the effectiveness of this registration statement. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. Management has paid the legal expenses associated with this filing, which total $1,500 as well as $250 in printing and $80 of the estimated state fees, as a gift to the company. Selling Security Holders will pay no offering expenses.

Item	Expenses
SEC Registration Fee	$.94
Legal - Consulting Fees and Expenses*	$1,500.00
Accounting Fees and Expenses*	$2,000.00
Printing and EDGARizing*	$250.00
State Taxes and fees*	$150.00
Total*	$3,901.68

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

In March 2011, we issued 2,500,000 shares of our common stock to our founder, Reinhold Mackenroth, at $.0001, per share, for an aggregate amount of $250.00, pursuant to an exemption from registration under Section 4(2) of the Act, and those shares were issued as Restricted Shares. Mr. Mackenroth has no plans or intentions to use this registration statement to offer any of his shares for sale.

In March 2011, we issued 91,000 shares of our common stock to 10 investors. These shares were offered under Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents. The shares were offered at a per share price of $.10, for an aggregate sum of $9,100

In April 2011, pursuant to Rule 505 of Regulation D of the Securities Act of 1933, as amended, we issued 54,000 shares of our common stock at a price of $.10 per share or aggregate cash proceeds of $5,400 to 9 investors, of which all persons were of non-accredited status. Approximately 13 investors were solicited and 9 of these people purchased M Street Gallery common stock. The investors were business associates and friends. See Exhibit 4 for a sample of the companys common stock certificate.

Our shares issued to US citizens and residents were issued in reliance on the exemptions from registration provided by Rule 505 of Regulation D and Section 4 (2) of the Securities Act (transactions by an issuer not involving any public offering). Each investor was provided with a detailed and specific business plan describing our operations. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. Restrictive legends were and will be placed on all certificates issued as described above.

Our shares issued to non US citizens or residents were issued in reliance on the exemptions from registration provided by Regulation S of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. No offers or sale of stock under the Regulation S offering were made to persons in the United States, as well as no direct selling efforts of the Regulation S offering were made in the United States. Restrictive legends were and will be placed on all certificates issued as described above.

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

EXHIBITS

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	By-Laws
4	Sample Stock Certificate
5.1	Legal Opinion "Validity of Common Stock"
23	Consent of Experts
10	Subscription Agreement

UNDERTAKINGS

The Registrant undertakes:

A.

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date filed prospectus was deemed part of and included in the registration statement;

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Boynton Beach, State of Florida on August 12, 2011.

M Street Gallery, Inc.

/s/Reinhold Mackenroth

By: Reinhold Mackenroth, President, Director and CEO

Date: August 12, 2011

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/Reinhold Mackenroth

By: Reinhold Mackenroth, President, Director and CEO (Principal Executive Officer)

Date: August 12, 2011

/s/ Reinhold Mackenroth

By: Reinhold Mackenroth, Director and CFO (Principal Financial and Accounting Officer)

Date: August 12, 2011